As filed with the Securities and Exchange Commission on May 1, 2001.
                                         Registration Statement No. 333-________
================================================================================

                                  UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933
                               -------------------
                            VALMONT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
        Delaware                                                 47-0351813
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                               One Valmont Plaza
                           Omaha, Nebraska 68154-5215
                                 (402) 963-1000

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Terry J. McClain
                Senior Vice President and Chief Financial Officer
                            Valmont Industries, Inc.
                                One Valmont Plaza
                           Omaha, Nebraska 68154-5215
                                 (402) 963-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   Copies to:
                            David L. Hefflinger, Esq.
                      McGrath, North, Mullin & Kratz, P.C.
                       Suite 1400, One Central Park Plaza
                              Omaha, Nebraska 68102
                           --------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
  Title of each class of    Amount to be Registered     Proposed maximum         Proposed maximum      Amount of registration
     securities to be                                  offering price per       aggregate offering               fee
        registered                                          unit (1)                   price
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Common Stock (2)
($1.00 par value)                  1,215,333                 $14.83                 $18,023,389                $4,506
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price of Valmont's common stock on the Nasdaq National Stock Market on April 24, 2001.
(2) This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS


                               1,215,333 Shares of
                            VALMONT INDUSTRIES, INC.
                                  Common Stock
                             ----------------------



     The selling stockholders of Valmont Industries, Inc. listed on page 4 may offer or sell up to 1,215,333 shares of common stock from time to time. The selling stockholders acquired their shares of common stock in connection with a business acquisition. See "Selling Stockholders."

         Sales may be made on the Nasdaq National Market, in the over-the-counter market or otherwise, at prices and at terms then prevailing, at prices related to the then current market price or in negotiated transactions. See "Plan of Distribution."

         We will not receive any of the proceeds of any sale of the shares of common stock. We will pay for all expenses relating to the distribution of shares of common stock except that the selling stockholders will pay any underwriting discounts and selling commissions.

         Our common stock is listed on the Nasdaq National Market under the symbol "VALM." On ________, 2001, the last reported sales price of our common stock on the Nasdaq National Market was $___ per share.

         Our executive offices are located at One Valmont Plaza, Omaha, Nebraska 68154 and our telephone number is (402) 963-1000.

                                ----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

_______, 2001

                                TABLE OF CONTENTS


Forward Looking Statements ................................................    1
The Company ...............................................................    1
Description of Capital Stock ..............................................    1
Selling Stockholders ......................................................    4
Plan of Distribution ......................................................    4
Experts  ..................................................................    5
Legal Matters .............................................................    5
Where You Can Find More Information .......................................    5


         You should rely only on the information contained in this prospectus and in the material we file with the Securities and Exchange Commission (the "SEC"). We have not authorized anyone to provide you with any other information that is different. We are offering to sell, and seeking offers to buy, the securities described in this prospectus only where offers and sales are permitted. The information contained in this prospectus and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of the securities.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements, including statements in the documents incorporated by reference in this prospectus. The statements reflect management's current view and estimates of future economic and market circumstances, industry conditions, company performance and financial results. The statements are based on many assumptions and factors including operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, actions and policy changes of domestic and international governments, and other risks described from time to time in Valmont's reports to the Securities and Exchange Commission. Any changes in such assumptions or factors could produce significantly different results.

                                   THE COMPANY

         We are an international manufacturing company with operations around the world. We are engaged in two business segments, irrigation and infrastructure. Our infrastructure segment includes the manufacture and distribution of engineered metal structures for the lighting, utility and wireless communications industries and coating services. The infrastructure segment began producing and marketing engineered metal structures in the early 1960's. Our irrigation segment consists of the manufacture and distribution of agricultural irrigation equipment, tubular products and related parts and services. We entered the irrigation market in 1953 from our manufacturing location in Valley, Nebraska. Our corporate headquarters is located at One Valmont Plaza, Omaha, Nebraska 68154.

                          DESCRIPTION OF CAPITAL STOCK

General

         Our authorized capital stock consists of 75,000,000 shares of common stock, par value $1.00 per share, and 500,000 shares of preferred stock, $1.00 par value. On March 2, 2001 there were 23,336,731 shares of common stock outstanding. No shares of preferred stock are currently issued and outstanding.

Dividends on Capital Stock

         Common Stock Dividend Policy. We have paid cash dividends on our common stock each year since 1979. Our present policy is to continue to pay quarterly cash dividends on our common stock. The payment of dividends and their amount will, however, be dependent upon our earnings, financial position, cash requirements and other factors deemed relevant by our board of directors in its discretion, including the satisfaction of any preferred stock dividend requirements.

         Dividend Rights. The board of directors may declare and pay dividends on our common stock out of surplus or net profits. We anticipate that any issuance of preferred stock would contain provisions granting the shares so issued a preference over the common stock as to the payment of dividends.

Preferred Stock

         The shares of preferred stock are issuable in one or more series created by our board of directors. Our board of directors has the authority to fix the voting rights, dividend rate, redemption provisions, liquidation preferences and conversion provisions when creating any series of preferred stock.

Common Stock

         The holders of our common stock are entitled to one vote for each share. Upon liquidation, the holders of the common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of any series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of the common stock and will subject the common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

         The shares of common stock offered under this prospectus are fully paid and non-assessable. The common stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to the common stock. Holders of the common stock have no pre-emptive right to subscribe for or purchase any additional stock or securities of Valmont.

Classified Board of Directors

         Article XII of our certificate of incorporation requires that the board of directors to be divided into three classes of as nearly equal size as possible. The terms of the directors are staggered so that the terms of approximately one-third of the directors expire at each annual election of directors.

         Article XII may be deemed to have anti-takeover effects. The provision may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of Valmont. The provision may also make more difficult an attempt by a stockholder or other entity to remove management. Furthermore, the provision for a classified board of directors may make more difficult removal of directors, even when removal is considered desirable.

Rights Dividend

         On December 19, 1995, the board of directors of Valmont declared a dividend of one preferred share purchase right, referred to in this document as a right, for each outstanding share of common stock for stockholders of record on January 8, 1996. The one right for each outstanding share of common stock was adjusted to one-half right for each share effective May 30, 1997 following a two-for-one stock split of the common stock.

         The rights will expire on December 19, 2005. The rights are represented by the common stock certificates and are not exercisable or transferable apart from the common stock certificates except upon the occurrence of events described below. Pursuant to the rights agreement, the exercise price and the number of shares of preferred stock or other securities or other property issuable are subject to adjustment in the event of stock splits, stock dividends and other distributions and customary antidilution provisions. All shares of common stock issued between January 8, 1996 and the earlier of (a) December 19, 2005, (b) the date on which the rights are redeemed and (c) a date generally ten days after a share acquisition date, as defined below, will receive rights.

         Each right entitles the registered holder to purchase from Valmont one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of Valmont at a price of $100 per one one-thousandth of a share of preferred stock, subject to adjustment. The description and terms of the rights are set forth in a rights agreement dated as of December 19, 1995, as the same may be amended from time to time, between Valmont and First National Bank of Omaha, as rights agent.

         The rights become exercisable on the earlier to occur of (a) ten days following announcement that a person or group, referred to in this document as an acquiring person, has acquired 15% or more of the common stock, the date of the announcement being called the "share acquisition date", or (b) ten business days following the commencement of, or announcement of an intention to make, a tender offer for 15% or more of the common stock. An acquiring person does not include Valmont, its employee benefit plans, or subject to conditions, Robert B. Daugherty and his related persons and entities.

         Shares of preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 2000 times the dividend declared per share of the common stock. In the event of the liquidation, dissolution or winding up of Valmont, the holders of the preferred stock will be entitled to a minimum preferential payment of $100 per share, plus any accrued but unpaid dividends, but will be entitled to an aggregate payment of 2000 times the payment made per share of the common stock. Each share of preferred stock will have 2000 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which outstanding shares of Valmont common stock are converted or exchanged, each share of preferred stock will be entitled to receive 2000 times the amount received per share of the common stock.

         Because of the nature of the preferred stock's dividend, liquidation, voting and other rights, the value of the one one-thousandth interest in a share of preferred stock purchasable upon exercise of each right should approximate the value of two shares of Valmont common stock.

         In the event that any person or group becomes an acquiring person, the rights agreement provides that each holder of a right, other than an acquiring person, will subsequently have the right to receive, upon exercise, shares of Valmont common stock having a value of twice the exercise price of the right.

         In the event that, after a person or group has become an acquiring person, (a) Valmont engages in a merger or other business combination transaction in which Valmont is not the surviving company or (b) 50% or more of Valmont's assets or earning power is sold, the rights agreement provides that each holder of a right shall subsequently have the right to receive, upon exercise, shares of common stock of the acquiring company having a value of twice the exercise price of the right.

         At any time after any person or group becomes an acquiring person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by the acquiring person of 50% or more of the outstanding shares of Valmont common stock, Valmont's board of directors may exchange the rights, other than rights owned by the acquiring person which will have become void, in whole or in part, for shares of the common stock or preferred stock, or a series of Valmont's preferred stock having equivalent rights, preferences and privileges.

         At any time on or prior to the share acquisition date, we may redeem the rights at a redemption price of $.01 per right.

                              SELLING STOCKHOLDERS

         We acquired PiRod, Inc. on March 30, 2001 and the following selling stockholders received an aggregate of 1,215,333 shares of Valmont common stock. The term selling stockholder includes limited and general partners and other equity holders of Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates or BCIP Trust Associates, L.P. that receive shares of common stock in a partnership distribution or other non-sale related transfer after the date of this prospectus. All of the shares of Valmont common stock listed below are being offered in this prospectus.

                                                            Shares of Valmont
     Selling Stockholders                                      Common Stock
Myron C. Noble                                                    236,333
Kenneth E. Blessing Jr.                                           200,453
Nancy Fetter                                                       35,880
Ronald Hanson                                                      57,410
L. Brown Sanders                                                   57,410
John R. Erichsen                                                   28,704
Mark B. Grimslid                                                   28,704
Wayne K. Lauer                                                     57,410
Erwin D. Marohn                                                    63,150
Patrick J. Baert                                                    6,697
Hilary M. Asher                                                     6,697
Don A. Rumpler                                                      6,697
Bain Capital Fund V, L.P.                                          99,846
Bain Capital Fund V-B, L.P.                                       262,482
BCIP Associates                                                    48,590
BCIP Trust Associates, L.P.                                        18,870

                              PLAN OF DISTRIBUTION

         The selling stockholders may offer the common stock from time to time:

         * in one or more types of transactions (which may include block transactions) on the Nasdaq National Market;
         * in the over-the-counter market;
         * in negotiated transactions;
         * through put or call options transactions relating to the shares of Valmont common stock;
         * through short sales of shares of Valmont common stock; or
         * a combination of such methods of sale.

         Sales may be made at market prices, prevailing at the time of sale, or at negotiated prices. The selling stockholders may sell shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.

         Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of Valmont common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of Valmont common stock against certain liabilities, including liabilities arising under the Securities Act of 1933.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Selling stockholders also may resell all or a portion of the shares of Valmont common stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of such rule.

                                     EXPERTS

         The financial statements and the related financial statement schedule of Valmont as of December 30, 2000 and December 25, 1999, and for each of the three years in the period ended December 30, 2000, incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference in this registration statement, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Valmont common stock offered hereby has been passed upon for Valmont by McGrath, North, Mullin & Kratz, P.C., Omaha, Nebraska.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed this prospectus as part of a registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the contents of the documents, you should obtain the documents yourself by following the procedures described below.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement that contains this prospectus, are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may also inspect reports and other information concerning us at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and information that we file subsequently with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

        * Annual Report on Form 10-K for the fiscal year ended December 30, 2000
        * Current Reports on Form 8-K dated March 27, 2001
        * Registration Statement on Form 8-A, as amended, filed on December 20, 1995

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                                    Investor Relations Department
                                    Valmont Industries, Inc.
                                    One Valmont Plaza
                                    Omaha, Nebraska 68154-5215
                                    (402) 963-1000

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following sets forth estimated expenses to be incurred by Valmont in connection with the offering described in this registration statement:

                     Item                               Amount
Registration Fee                                          $4,600
Printing Expenses*                                        $1,000
Accounting Fees and Expenses*                             $1,500
Legal Fees and Expenses*                                 $15,000
Miscellaneous Expenses*                                    $ 900

    TOTAL*                                               $23,000
---------------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Article IX of the Certificate of Incorporation of Valmont, Valmont shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to Valmont or its stockholders for monetary damages for breach of fiduciary duty as a director. A director shall continue to be liable for (1) any breach of a director's duty of loyalty to Valmont or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or
(4) any transaction from which the director derived an improper personal benefit.

         The by-laws of Valmont provide for indemnification of Valmont officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving Valmont in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Valmont.

         Valmont also maintains a director and officer insurance policy which insures the officers and directors of Valmont and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

ITEM 16. LIST OF EXHIBITS.

Exhibit
Number                                               Description

4.1 Certificate of Incorporation, as amended, filed as Exhibit 3 to Valmont's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 and incorporated herein by reference.

4.2 Bylaws, as amended, filed as Exhibit 3(ii) to Valmont's Annual Report on Form 10-K for the fiscal year ended December 26, 1998 and incorporated herein by reference.

4.3 Rights Agreement, dated as of December 19, 1995 between the Company and First National Bank of Omaha as Rights Agent, with Certificate of Adjustment. This document was filed as Exhibit 4(i) to Valmont's Annual Report on Form 10-K for the year ended December 25, 1999.

4.4      Form of Common Stock Certificate

5.1      Opinion of McGrath, North, Mullin & Kratz, P.C.

23.1     Consent of McGrath, North, Mullin & Kratz, P.C. (to be included in
         Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP.

24       Powers of Attorney.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1) and (a)(2) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Valmont Industries, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 1st day of May, 2001.

                                        VALMONT INDUSTRIES, INC.

                                        By: /s/  Mogens C. Bay
                                            Mogens C. Bay
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933 this amendment to registration statement has been signed below by the following persons in the capacities indicated on the 1st day of May, 2001.

    Signature                            Title

/s/   Mogens C. Bay                 Chairman, Chief Executive Officer
Mogens C. Bay                       and Director

/s/  Terry J. McClain               Senior Vice President and Chief Financial
Terry J. McClain                    Officer (Principal Financial Officer)

/s/  Mark C. Jaksich                Vice President and Controller
Mark C. Jaksich                     (Principal Accounting Officer)

Robert B. Daugherty*                Director
John E. Jones*                      Director
Thomas F. Madison*                  Director
Charles D. Peebler, Jr.*            Director
Bruce Rohde*                        Director
Walter Scott, Jr.*                  Director
Kenneth E. Stinson*                 Director

* Mogens C. Bay, by signing his name hereto, signs this amendment to registration statement on behalf of each of the persons indicated. A Power-of-Attorney authorizing Mogens C. Bay to sign this registration statement on behalf of each of the indicated Directors of Valmont Industries, Inc. was previously filed hereto as Exhibit 24.


                                      By:  /s/   Mogens C. Bay
                                           Mogens C. Bay
                                           Attorney-In-Fact

                                INDEX OF EXHIBITS



Exhibit
Number                     Description                                      Page


4.5      Certificate of Incorporation, as amended, filed as Exhibit
         3 to Valmont's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 and incorporated herein by reference.

4.6 Bylaws, as amended, filed as Exhibit 3(ii) to Valmont's Annual Report on Form 10-K for the fiscal year ended December 26, 1998 and incorporated herein by reference.

4.7 Rights Agreement, dated as of December 19, 1995 between the Company and First National Bank of Omaha as Rights Agent, with Certificate of Adjustment. This document was filed as Exhibit 4(i) to Valmont's Annual Report on Form 10-K for the year ended December 25, 1999.

4.8      Form of Common Stock Certificate................................

5.1      Opinion of McGrath, North, Mullin & Kratz, P.C..................

23.1 Consent of McGrath, North, Mullin & Kratz, P.C. (to be included in Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP................................

24       Powers of Attorney..............................................